Exhibit 10.1

FORM OF WARRANT AGREEMENT

THIS WARRANT AGREEMENT (as amended, supplemented, or otherwise modified from time to time, this “Agreement”), dated as of July [●], 2023, is by and between Lilium N.V., a Dutch public limited liability company (naamloze vennootschap) (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”, also referred to herein as the “Transfer Agent”). Capitalized terms used herein but not otherwise defined have the meanings ascribed to them in the Warrants (defined below).

WHEREAS, on July 13, 2023 the Company entered into a Securities Purchase Agreement, as may be amended and restated, (the “ PIPE Purchase Agreement”) with the investors named therein, respectively (the “Investors”), pursuant to which the Investors agreed to purchase Class A ordinary shares, having a nominal value of €0.12 per share (“Ordinary Shares A”) of the Company, and in connection therewith the Company will issue and deliver warrants to the Investors, bearing any restrictive legends as set forth therein (the “Warrants”), with each whole Warrant entitling the holder thereof to purchase one Ordinary Share A of the Company for $2.00 per share with a minimum of the USD equivalent of the nominal value of EUR 0.12 per share (the “Warrant Shares”), subject to adjustment as described in the Warrants;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants;

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.            Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointments and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2.            Warrants.

2.1            Form of Warrant. Each Warrant shall be issued in registered form only, and, if a physical certificate is issued, shall be in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein and shall be signed by, or bear the electronic or facsimile signature of, the Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, Treasurer or other officer of the Company. In the event the person whose electronic or facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.2            Effect of Countersignature. If a physical certificate is issued, unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant certificate shall be invalid and of no effect and may not be exercised by the holder thereof.

2.3            Registration.

2.3.1            Warrant Register.

(a)            The Warrant Agent shall maintain books (the “Warrant Register”) for the registration of the original issuance and transfers of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company. All of the Warrants shall initially be represented by one or more book-entry certificates (each, a “Book-Entry Warrant Certificate”) maintain on the books of the Warrant Agent and recorded in the name of the applicable investor (the “Depositary”).

(b)            If the Depositary subsequently ceases to make its book-entry settlement system available for the Warrants, the Company may instruct the Warrant Agent regarding making other arrangements for book-entry settlement. In the event that the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depositary to deliver to the Warrant Agent for cancellation each Book-Entry Warrant Certificate, and the Company shall instruct the Warrant Agent to deliver to the Depositary definitive certificates in physical form evidencing such Warrants (“Definitive Warrant Certificate”). Such Definitive Warrant Certificate shall be in the form annexed hereto as Exhibit A with appropriate insertions, modifications and omissions, as provided above.

2.3.2            Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant is registered in the Warrant Register (the “Registered Holder”) as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on a Definitive Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

3.            Terms and Exercise of Warrants.

3.1            Warrant Price. Each Warrant, when countersigned by the Warrant Agent, shall entitle the Registered Holder thereof, subject to the provisions of such Warrant and of this Agreement, to purchase from the Company the number of Ordinary Shares A stated therein, at the price of $2.00 per whole share, subject to adjustments as provided in the Warrant. The term “Warrant Price” as used in this Agreement shall mean the price per share at which Ordinary Shares A may be purchased at the time a Warrant is exercised.

3.2            Duration of Warrants. Subject to the provisions of the Warrant, a Warrant may be exercised on any business day pursuant to the provisions of the Warrant (the “Exercise Period”), commencing on the date the Warrant is issued, and terminating eighteen (18) months from the date of such issuance (the “Expiration Date”). Each outstanding Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease on the Expiration Date.

3.3            Exercise of Warrants.

3.3.1            Payment. Subject to the provisions of the Warrant and this Warrant Agreement, a Warrant, when countersigned by the Warrant Agent if certificated, may be exercised by the registered holder thereof by surrendering it, at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, in the Borough of Manhattan, City and State of New York, with the notice of exercise (the “Notice of Exercise”) form, as set forth in the Warrant, duly executed, with a copy to the Company, and by paying in full the Warrant Price for each full Ordinary Share A as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant by wire transfer of immediately available funds to the Warrant Agent. The Warrant Agent shall unconditionally hold such amount for the account and benefit of the Company. Upon request by the Company, the Warrant Agent shall as soon as possible transfer such amount to a bank account designated by the Company.

3.3.2            Issuance of Ordinary Shares A on Exercise. Promptly (and in any event within two (2) Trading Days (as defined below)) after the exercise of any Warrant, the clearance of the funds in payment of the Warrant Price and receipt by the Company of an EU licensed (branch of a) bank a statement (the “Confirmation Statement”) confirming that on the day of receipt of payment of the Warrant Price the USD amount paid is at least equal to the aggregate nominal value in EUR of all Ordinary Shares A to be issued upon exercise of the Warrant, the Company (or the Warrant Agent on behalf of the Company) shall issue to the Registered Holder of such Warrant a book-entry position or certificate, as applicable, for the number of full Ordinary Shares A to which such Registered Holder is entitled, registered in such name or names as may be directed by such Registered Holder, and if such Warrant shall not have been exercised in full, a new book-entry position or countersigned Warrant, as applicable, for the number of Ordinary Shares A as to which such Warrant shall not have been exercised. If fewer than all the Warrants evidenced by a Book Entry Warrant Certificate are exercised, a notation shall be made to the records maintained by the Depositary or its nominee for each Book Entry Warrant Certificate, as appropriate, evidencing the balance of the Warrants remaining after such exercise. In no event will the Company be required to “net cash settle” the warrant exercise. In furtherance of the foregoing, the Warrant Agent agrees to provide prompt notice to the Company (and in any event on the same day in which the wired funds are received by the Warrant Agent) of the amount received in USD from a Registered Holder upon exercise of a Warrant and further agrees to not issue any Ordinary Shares A upon exercise of a Warrant until the Company confirms the applicable Confirmation Statement has been received by the Company. For the purposes of this Agreement, “Trading Day” means a day on which the Ordinary Shares A are traded on the Nasdaq Global Select Market (“Nasdaq”), which, as of the original Warrant issuance date is the national securities exchange or other trading market on which the Ordinary Shares A are primarily listed and quoted for trading (or any successors to the foregoing), (ii) if the Ordinary Shares A are not traded on Nasdaq but are traded on another Trading Market, a day on which the Ordinary Shares A are traded on such other Trading Market (as defined below) and (iii) if the Ordinary Shares A are not traded on Nasdaq or any other Trading Market, any Business Day. For the purposes of this Agreement, “Business Day” means any day other than a Saturday, a Sunday or a day on which banks are authorized or required to close in the City of New York, New York.

3.3.3            Valid Issuance. All Ordinary Shares A issued upon the proper exercise of a Warrant in conformity with this Agreement, the provisions of the Warrant, and the Articles of Association, of the Company, and following receipt by the Company of an EU licensed (branch of a) bank a statement confirming that on the day of receipt of payment of the Warrant Price the USD amount paid is at least equal to the aggregate nominal value in EUR of all Ordinary Shares A issued upon exercise of the Warrant, shall be validly issued, fully paid and non-assessable.

3.3.4            Date of Issuance. Upon proper exercise of a Warrant, in whole or in part, the Company shall instruct the Warrant Agent, in writing, to make the necessary entries in the register of shareholders of the Company in respect of the Ordinary Shares A and to issue a certificate if requested by the holder of such Warrant. Each person in whose name any book-entry position in the register of shareholders of the Company or certificate, as applicable, for Ordinary Shares A is issued shall for all purposes be deemed to have become the holder of record of such Ordinary Shares A on the date on which the Warrant, or book-entry position in the register of shareholders of the Company representing such Warrant, was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate in the case of a certificated Warrant, except that, if the date of such surrender and payment is a date when the register of shareholders or share transfer books of the Company or book-entry system of the Warrant Agent are closed, such person shall be deemed to have become the holder of such Ordinary Shares A at the close of business on the next succeeding date on which the register of shareholders, share transfer books or book-entry system are open.

4.            Adjustments.

4.1            Stock Dividends, Splits, Etc. Subject to the provisions of the Warrant, if the Company declares or pays a dividend on its Ordinary Shares A payable in Ordinary Shares A, or other securities of the Company, then upon exercise of the Warrant, for each Ordinary Shares A acquired, the Registered Holder shall receive, without cost to the Registered Holder, the total number and kind of securities to which the Registered Holder would have been entitled had the Registered Holder owned such number of Ordinary Shares A of record as of the record date for the dividend. If the Company subdivides its Ordinary Shares A by reclassification or otherwise into a greater number of shares, the number of Ordinary Shares A purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the Company combines or consolidates its Ordinary Shares A, by reclassification or otherwise, into a lesser number of shares, the number of Ordinary Shares A purchasable hereunder shall be proportionately decreased and the Warrant Price shall be proportionately increased. Any adjustment made pursuant to the first sentence of this Section 4.1 shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend, and any adjustment pursuant to the second and third sentences of this Section 4.1 shall become automatically effective immediately after the effective date of such subdivision, combination or consolidation.

4.2            Reclassification, Exchange, Combinations or Substitution. Subject to the provisions of the Warrant, in the event of any recapitalization, reclassification, exchange, substitution, combination, reorganization, merger, consolidation, liquidation or similar transaction or other event that results in the Ordinary Shares A being converted into or exchanged for securities, cash or property, the Registered Holder shall be entitled to receive, upon exercise of the Warrant, the number and kind of securities and property that the Registered Holder would have received for such number of Ordinary Shares A to which the Registered Holder would have been entitled if the Warrant had been exercised immediately before such event, except in the event of a Fundamental Transaction (as defined below) pursuant to Section 4.6.

4.3            Subsequent Equity Sales. Subject to the provisions of the Warrant, if the Company at any time while the Warrant is outstanding, shall sell, enter into an agreement to sell, or grant any option to purchase, or sell, enter into an agreement to sell, or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Ordinary Shares A or Ordinary Share A Equivalents (as defined below), at an effective price per share less than $1.00 (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (it being understood and agreed that if the holder of the Ordinary Shares A or Ordinary Share A Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive Ordinary Shares A at an effective price per share that is less than $1.00, such issuance shall be deemed to have occurred for less than $1.00 on such date of the Dilutive Issuance at such effective price), then simultaneously with the consummation (or, if earlier, the announcement) of each Dilutive Issuance the Warrant Price shall be proportionately reduced by the same proportion by which the Base Share Price is less than $1.00 (e.g., if the Base Share Price is $0.80, then the then existing Warrant Price shall be reduced by 20%) provided that the revised Warrant Price shall not be less than the USD equivalent of the nominal value of the Ordinary Shares A (subject to adjustment for reverse and forward stock splits, recapitalizations and similar transactions following the original issue date of the Warrant). Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 4.3 in respect of an Exempt Issuance (as defined below). The Company shall notify the Registered Holder, in writing, no later than the Trading Day following the issuance or deemed issuance of any Ordinary Shares A or Ordinary Share A Equivalents subject to this Section 4.3, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 4.3, upon the occurrence of any Dilutive Issuance, the Registered Holder is entitled to receive a number of Warrant Shares based upon the revised Warrant Price regardless of whether the Registered Holder accurately refers to the revised Warrant Price in the Notice of Exercise. As used herein “Ordinary Share A Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Ordinary Shares A, including, without limitation, any debt, preferred stock, ordinary share B of the Company, ordinary share C of the Company, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares A, and any securities of the Company that when paired with one or more other securities of the Company or another entity entitles the holder thereof to receive Ordinary Shares A. References above to $1.00 shall be proportionately adjusted to the extent the Warrant Price of the Warrant is adjusted in accordance with the terms of Sections 4.1 and 4.2 hereof. As used herein “Exempt Issuance” means the issuance of (i) Ordinary Shares A, options or other securities to employees, officers or directors of the Company or any of its subsidiaries or consultants to the Company or any of its subsidiaries pursuant to any stock or option plan or other written agreement duly adopted for such purpose by a majority of the non-employee members of the board of directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company or any of its subsidiaries, (ii) Ordinary Shares A upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into Ordinary Shares A issued and outstanding on the date of the issuance of the Warrant, provided that such securities have not been amended since the date of the issuance of the Warrant to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities; (iii) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company or securities issued in financing transactions, the primary purpose of which is to finance acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or Persons) (as defined below) (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company; (iv) Ordinary Shares A, options, warrants or convertible securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by a majority of the disinterested directors of the Company but shall not include a transaction in which the Company is primarily issuing Ordinary Shares A or Ordinary Share A Equivalents primarily for the purpose of raising capital or to a person or an entity whose primary business is investing in securities; (v) Ordinary Shares A, warrants, options or convertible securities issued in connection with the provision of goods or services, partnership or joint ventures in connection with the Company’s business or to suppliers or other persons with whom the Company does business pursuant to transactions approved by a majority of the disinterested directors of the Company but shall not include a transaction in which the Company is issuing Ordinary Shares A or Ordinary Share A Equivalents primarily for the purpose of raising capital or to a person or an entity whose primary business is investing in securities; (vi) Ordinary Shares A, options, warrants or convertible securities issued in connection with sponsored research, collaboration, technology license, development, investor or public relations, marketing or other similar agreements, or strategic partnerships or joint ventures approved by a majority of the disinterested directors of the Company but shall not include a transaction in which the Company is primarily issuing Ordinary Shares A or Ordinary Share A Equivalents primarily for the purpose of raising capital or to a person or an entity whose primary business is investing in securities; (vii) securities issued pursuant to an equity line of credit or “at the market” registered offering to be established by the Company following the date hereof (including any upsize thereof) so long as such “at the market” registered offering or upsize thereof is approved by the board of directors of the Company and (viii) Ordinary Shares A, options, warrants or convertible securities issued to any public sector entity, government investors or research institutions. As used herein “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

4.4            Subsequent Rights Offerings. Subject to the provisions of the Warrant, in addition to any adjustments pursuant to Sections 4.1, 4.2 and 4.3 above, if at any time the Company grants, issues or sells any Ordinary Share A Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Ordinary Shares A (the “Purchase Rights”), then the Registered Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Registered Holder could have acquired if the Registered Holder had held the number of Ordinary Shares A acquirable upon complete exercise of the Warrant (without regard to any limitations on exercise hereof) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Ordinary Shares A are to be determined for the grant, issue or sale of such Purchase Rights.

4.5            Pro Rata Distributions. Subject to the provisions of the Warrant, during such time as the Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares A, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of the Warrant, then, in each such case, the Registered Holder shall be entitled to participate in such Distribution to the same extent that the Registered Holder would have participated therein if the Registered Holder had held the number of Warrant Shares acquirable upon complete exercise of the Warrant (without regard to any limitations on exercise hereof) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Ordinary Shares A are to be determined for the participation in such Distribution. To the extent that the Warrant has not been partially or completely exercised at the time of such Distribution, such portion of the Distribution shall be held in abeyance for the benefit of the Registered Holder until the Registered Holder has exercised the Warrant.

4.6            Fundamental Transaction. Subject to the provisions of the Warrant, if, at any time while the Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any direct or indirect purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares A are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares A, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares A or any compulsory share exchange pursuant to which the Ordinary Shares A are effectively converted into or exchanged for other securities, cash or property (other than as a result of a stock split, combination or reclassification of the Ordinary Shares A covered by Section 4.1 above), or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group (as defined in Securities and Exchange Act of 1934, as amended (the “Exchange Act”) Rule 13d-5) of Persons whereby such other Person or group (as defined in Exchange Act Rule 13d-5) acquires more than 50% of the outstanding Ordinary Shares A (not including any Ordinary Shares A held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of the Warrant, the Registered Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Registered Holder, the number of shares of capital stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Ordinary Shares A for which the Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitations on exercise of the Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Ordinary Share A in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If the Registered Holders of Ordinary Shares A are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Registered Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of the Warrant in connection with such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction in which at least 10% of the consideration received by the holders of the Company’s Ordinary Shares A does not consist of common stock in the Successor Entity (which entity may be the Company following such Fundamental Transaction) listed on a Trading Market, or is to be so listed for trading immediately following such event, the Company or any Successor Entity (as defined below) shall, at the Registered Holder’s option, exercisable at any time concurrently with, or within thirty (30) days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase the Warrant from the Registered Holder by paying to the Registered Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of the Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company’s control, including not approved by the board of directors, the Registered Holder shall only be entitled to receive from the Company or any Successor Entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Warrant, that is being offered and paid to the Registered Holders of Ordinary Shares A of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Ordinary Shares A are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Ordinary Shares A of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Ordinary Shares A will be deemed to have received common stock or ordinary shares of the Successor Entity (which Successor Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of the Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Expiration Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg L.P. (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (ii) the highest VWAP (as defined below) during the period beginning on the Trading Day immediately preceding the announcement of the applicable Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Registered Holder’s request pursuant to this Section 4.6 and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Expiration Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within the later of (i) five (5) Trading Days of the Registered Holder’s election and (ii) the date of consummation of the Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under the Warrant in accordance with the provisions of this Section 4.6 pursuant to written agreements in form and substance reasonably satisfactory to the Registered Holder and approved by the Registered Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Registered Holder, deliver to the Registered Holder in exchange for the Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Warrant which is exercisable for a corresponding value of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the value of the Warrant Shares acquirable and receivable upon exercise of the Warrant (without regard to any limitations on the exercise of the Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Warrant Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of the Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Registered Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of the Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under the Warrant with the same effect as if such Successor Entity had been named as the Company herein. As used herein “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Ordinary Shares A are then listed or quoted on a Trading Market, the daily volume weighted average price of the Ordinary Shares A for such date (or the nearest preceding date) on the Trading Market on which the Ordinary Shares A are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Ordinary Shares A are then listed or quoted on the OTCQB or OTCQX, the volume weighted average price of the Ordinary Shares A for such date (or the nearest preceding date) on OTCQB or OTCQX. as applicable, (c) if the Ordinary Shares A are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Ordinary Shares A are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Ordinary Shares A so reported, or (d) in all other cases, the fair market value of Ordinary Shares A as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company. “Trading Market” means any of the following markets or exchanges on which the Ordinary Shares A are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, or OTCQB or OTCQX (or any successors to any of the foregoing).

4.7            Calculations. All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 4, the number of Ordinary Shares A deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares A (excluding treasury shares, if any) issued and outstanding.

4.8            Notices of Changes in Warrant.

4.8.1            Whenever the Exercise Price is adjusted pursuant to any provision of this Section 4, the Company shall promptly deliver to the Warrant Agent and the Registered Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(a)            If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares A, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares A, (C) the Company shall authorize the granting to all holders of the Ordinary Shares A rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholder of the Company shall be required in connection with any reclassification of the Ordinary Shares A, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Ordinary Shares A are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Warrant Agent and the Registered Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares A of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that the Registered Holders of the Ordinary Shares A of record shall be entitled to exchange their Ordinary Shares A for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in the Warrant constitutes, or contains, material, non-public information regarding the Company or any of its subsidiaries, the Company shall simultaneously file such notice with the SEC (as defined below) pursuant to a Current Report on Form 6-K (or successor form) or, if unavailable to the Company, a widely disseminated press release that is reasonably anticipated to be generally available to the Company’s equity holders. The Registered Holder shall remain entitled to exercise the Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

4.9            Fractional Shares. The Company shall not be required to issue fractions of Warrant Shares upon any exercise of the Warrant. In lieu of any such fractional Warrant Share, the Registered Holder shall receive, at the Company’s election, (i) an amount in cash equal to the same fraction of the current market value of a whole Warrant or (ii) a whole Warrant Share, with the understanding that the Company cannot issue more Warrant Shares than the maximum number of Warrant Shares that the board of the Company has been authorized to issue by the general meeting of the Company in connection with the issuance of the Warrants. As used herein, current market value means, as of any particular date, the VWAP on the five Trading Day period immediately prior to (but excluding) the applicable date of determination.

4.10            Form of Warrant. In the event of the adjustments described in this Section 4, the Company (or the Warrant Agent on behalf of the Company) or its successor, if applicable, shall promptly issue to the Registered Holder (a) an amendment to the Warrant setting forth the number and kind of such new securities or other property issuable upon exercise of the Warrants as a result of such event, and (b) upon surrender to the Company or the Warrant Agent of the Warrant(s) then in the Registered Holder’s possession, one or more new Warrants representing the number of Warrant Shares (or other securities) then-outstanding as a result of such adjustment. The amendment to the Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 4 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

5.            Transfer and Exchange of Warrants.

5.1            Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, in the case of certificated Warrants, properly endorsed by the Company with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. In the case of certificated Warrants, the Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request. Except with respect to the Warrants bearing a restrictive legend and as described in this Section 5, there are no restrictions on the transfer of the Warrants. The Warrants and all rights thereunder are transferable, in whole or in part, upon surrender pursuant to this Section 5.

5.2            Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that in the event that a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and issue new Warrants in exchange thereof until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend. The Company agrees to cooperate with holders of the Warrants from time to time to cause its counsel to provide any such opinions of counsel reasonably requested in connection with any such transfers. In addition, the Company agrees to cause the Warrant Agent or the transfer agent for the Ordinary Shares A, as applicable, to remove the restrictive legends on the Warrants and/or the Ordinary Shares A issuable upon exercise thereof, as applicable, when such securities are sold pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) or an effective registration statement or may be sold without restriction under Rule 144 under the Securities Act. In connection therewith, if required by the Warrant Agent or the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with the Warrant Agent or such transfer agent, together with any other authorizations, certificates, letters of representations and directions required by the Warrant Agent or such transfer agent that authorize and direct the Warrant Agent or such transfer agent, as applicable, to transfer such securities without any such legends.

5.3            Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

5.4           Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, shall supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

6.            Other Provisions Relating to Rights of Holders of Warrants.

6.1            No Rights as Shareholder. Except as expressly set forth in the Warrant, a Warrant does not entitle the Registered Holder to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or the election of directors of the Company or any other matter. In addition, nothing contained in the Warrant shall be construed as imposing any liabilities on the Registered Holder to purchase any securities (upon exercise of the Warrants or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Registered Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders; provided that the Company shall not be obligated to provide such information if it is filed with the Securities and Exchange Commission (the “SEC”) through EDGAR and available to the public through the EDGAR system.

6.2            Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed, but only upon receipt of evidence reasonable satisfactory to the Company of such loss, theft, or destruction of such Warrant and indemnity or bond, if requested, also reasonably satisfactory to the Company. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone. In such event, the Registered Holder shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

6.3            Reservation of Ordinary Shares A. The Company shall at all times reserve and keep available a number of its authorized but unissued Ordinary Shares A that shall be sufficient to permit the exercise in full of all outstanding Warrants subject to the terms and conditions of this Agreement.

6.4            Registration of Ordinary Shares A.

6.4.1            Registration Rights.   If applicable, the Registered Holder shall be entitled to the registration rights provided for in the PIPE Purchase Agreement.

7.            Concerning the Warrant Agent and Other Matters.

7.1            Payment of Taxes. The Company shall from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of Ordinary Shares A upon the exercise of the Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such Ordinary Shares A.

7.2            Resignation, Consolidation, or Merger of Warrant Agent.

7.2.1            Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of a Warrant (who shall, with such notice, submit their Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

7.2.2            Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the Transfer Agent for the Ordinary Shares A not later than the effective date of any such appointment.

7.2.3            Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

7.2.4            Termination of Warrant Agent. The Company may terminate the Warrant Agent at any time upon ten (10) business days’ notice. The Company may serve as Warrant Agent in the event the Warrant Agent is terminated.

7.3            Fees and Expenses of Warrant Agent.

7.3.1            Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and shall, pursuant to its obligations under this Agreement, reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

7.3.2            Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

7.4            Liability of Warrant Agent.

7.4.1            Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer, Chief Financial Officer, Treasurer, Chairman of the Board or other officer of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

7.4.2            Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith.

7.4.3            Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof). The Warrant Agent shall not be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant. The Warrant Agent shall not be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Ordinary Shares A to be issued pursuant to this Agreement or any Warrant or as to whether any Ordinary Shares A shall, when issued, be valid and fully paid and non-assessable.

7.5            Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all monies received by the Warrant Agent for the purchase of Ordinary Shares A through the exercise of the Warrants, if any.

8.            Miscellaneous Provisions.

8.1            Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

8.2            Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered (i) if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) or (ii) upon delivery, if delivered by e-mail (solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), as follows:

If to the Company:

Lilium N.V.

c/o Lilium Aviation Inc.

2385 N.W. Executive Center Drive, Suite 300

Boca Raton, Florida 33431

Attn: Roger Franks

Email: roger.franks@lilium.com

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue

New York, NY 10022

Attention: Valerie Ford Jacob

Email: valerie.jacob@freshfields.com

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered (i) if by hand or overnight delivery or if sent by certified mail or private courier service within five days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) or (ii) upon delivery, if delivered by e-mail (solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification) as follows:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attention: Compliance Department

Email: compliance@continentalstock.com

8.3            Applicable Law. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of law rules thereof to the extent that any such rules would require or permit the application of the laws of any other jurisdiction.

8.4            Persons Having Rights under this Agreement. Nothing in this Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders of the Warrants, any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the Warrants.

8.5            Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the Registered Holder of any Warrant. The Warrant Agent may require any such holder to submit such holder’s Warrant for inspection by the Warrant Agent.

8.6            Counterparts. This Agreement may be executed in any number of original or facsimile counterparts (including by electronic mail or in .pdf), and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

8.7            Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

8.8            Amendments.  This Agreement may be amended by the parties hereto without the consent of any Registered Holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holders. All other modifications or amendments, including any amendment to increase the Warrant Price or shorten the Exercise Period, shall require the vote or written consent of the Registered Holders of a majority of the then outstanding Warrants. Notwithstanding the foregoing, the Company may lower the Warrant Price or extend the duration of the Exercise Period pursuant to Sections 3.1 and Section 3.2, respectively, or make such other modifications to the terms of the Warrants pursuant to the provisions of the Warrants without the consent of the Registered Holders.

8.9            Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

LILIUM N.V. as the Company

By:
Name:
Title:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:
Name:
Title:

[Signature Page to the Warrant Agreement]

EXHIBIT A

[Form of Warrant]